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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES

All of the Company's subsidiaries are incorporated under the laws of the State of Texas and operate under the name Oshman's unless otherwise indicated in parentheses. Each is qualified to do business in the state mentioned in its name. All are 100% owned by Oshman's Sporting Goods, Inc.

Oshman Sporting Goods Co., Alabama*
Oshman Sporting Goods Co., Arizona (also operates as SuperSports USA)
Oshman Sporting Goods Co., Arkansas*
Oshman Sporting Goods Co., California (also operates as SuperSports USA) Oshman Sporting Goods Co., Colorado*
Oshman Sporting Goods Co., Connecticut*
Oshman Sporting Goods Co., Florida (operates as SuperSports USA)
Oshman Sporting Goods Co., Georgia
Oshman Sporting Goods Co., Hawaii
Oshman Sporting Goods Co., Kansas (operates as SuperSports USA)
Oshman Sporting Goods Co., Louisiana
Oshman Sporting Goods Co., Michigan (operates as SuperSports USA)
Oshman Sporting Goods Co., Minnesota (operates as SuperSports USA)
Oshman Sporting Goods Co., Missouri*
Oshman Sporting Goods Co., Nevada
Oshman Sporting Goods Co., New Jersey
Oshman Sporting Goods Co., New Mexico (also operates as SuperSports USA) Oshman Sporting Goods Co., New York*
Oshman Sporting Goods Co., Ohio*
Oshman Sporting Goods Co., Oklahoma (operates as SuperSports USA)
Oshman Sporting Goods Co., Oregon*
Oshman Sporting Goods Co., South Carolina (operates as SuperSports USA)
Oshman Sporting Goods Co., Tennessee
Oshman Sporting Goods Co., Texas (Delaware) (also operates as SuperSports USA) Oshman Sporting Goods Co., Utah (operates as SuperSports USA)
Oshman Sporting Goods Co., Washington (operates as SuperSports USA)
Oshman's Sporting Goods, Inc. - Services (Delaware)
Oshman Ski Skool, Inc.*
J.S. Oshman and Co., Inc.
Oshitch Company*
The Best of Oshitch, District of Columbia*
Oshitch Company of Maryland, Inc.*
Oshitch Company of Virginia, Inc.*
Oshitch at Home, Inc.*
URAFAN Corp. (operates as URAFAN Corp.)*
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*  Indicates a currently inactive subsidiary.